Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA ANNOUNCES PRICING OF $1.23 BILLION OF SECURED TOWER

REVENUE SECURITIES

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,

THURSDAY, APRIL 8, 2010

SBA Communications Corporation (“SBA”) announced today that an indirect subsidiary of SBA has priced an offering of $1.23 billion of Secured Tower Revenue Securities. The offering includes $680 million of series 2010-1C securities which have an anticipated repayment date of 2015 and a final maturity date of 2040 and $550 million of series 2010-2C securities which have an anticipated repayment date of 2017 and a final maturity date of 2042 (collectively, the “Offered Securities”). The Offered Securities will be issued by SBA Tower Trust and will be guaranteed by SBA Guarantor LLC and SBA Holdings LLC.

The Offered Securities will have a blended interest rate of 4.633% and a weighted average life through the anticipated repayment date of 5.89 years. The 2010-1C per annum series will have an interest rate of 4.254% per annum and the 2010-2C series will have an interest rate of 5.101% per annum. Net proceeds from this offering will be used to (1) repay in full the outstanding 2006 CMBS Certificates in the amount of $939 million and pay the related prepayment consideration, and (2) make a cash distribution to SBA Senior Finance, Inc. who may further distribute or contribute such amount to any other SBA entity or use it for any other purpose. The Offered Securities are expected to close on April 16, 2010.

The Offered Securities were offered only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to institutional investors that are accredited investors within the meaning of Rule 501 under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Offered Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not and will not constitute an offer to sell any of the Offered Securities or the solicitation of an offer to buy the Offered Securities, nor shall there be any sale of the Offered Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 45,000 antenna sites in the United States.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding SBA’s intention to issue the Offered Securities and its intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in SBA’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in SBA’s Securities and Exchange Commission filings, including SBA’s report on Form 10-K filed with the Commission. SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA, including the risk that the offering of the Offered Securities cannot be successfully completed. SBA undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For additional information about SBA, please contact:

Pam Kline, Vice-President-Capital Markets, (561) 226-9232

Mark DeRussy, Director of Finance, (561) 226-9531

or visit www.sbasite.com.